Exhibit 4(b)

TARGET RECEIVABLES CORPORATION,

Transferor

TARGET NATIONAL BANK,

Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

on behalf of the Collateral Certificateholder

SERIES 2005-1 SUPPLEMENT

Dated as of November     , 2005

to

AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

Dated as of April 28, 2000

TARGET CREDIT CARD MASTER TRUST

Series 2005-1

i

ARTICLE VII OPTIONAL TERMINATION; SERIES TERMINATION; SALE OF SUBORDINATED INTERESTS

Section 7.1	Optional Termination

Section 7.2	Series 2005-1 Termination

Section 7.3	Special Reduction of the Invested Amount

ARTICLE VIII FINAL DISTRIBUTION

Section 8.1	Sale of Receivables or Collateral Certificateholder’s Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Series Supplement

ARTICLE IX MISCELLANEOUS PROVISIONS

Section 9.1	Legend on Collateral Certificate

Section 9.2	Ratification of Agreement

Section 9.3	Counterparts

Section 9.4	Required Additions to Series 2005-1

Section 9.5	Transfer of the Collateral Certificate

Section 9.6	Jurisdiction; Service

Section 9.7	GOVERNING LAW

Section 9.8	Article 8

Section 9.9	No Petition

Section 9.10	Instructions in Writing

Section 9.11	Adjustments

Section 9.12	Eligible Investments

ii

EXHIBITS

Form of Collateral Certificate	Exhibit A
Form of Monthly Collateral Certificateholder’s Statement	Exhibit B
Form of Monthly Servicer’s Certificate	Exhibit C
Form of Transferee Representation Letter	Exhibit D

iii

SERIES 2005-1 SUPPLEMENT, dated as of November       , 2005 (this “Series Supplement”) by and among TARGET RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Minnesota, as Transferor (the “Transferor”), TARGET NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer (“Target National Bank” or the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the “Trustee”) under the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000, as amended (the “Agreement”) by and among the Transferor, the Servicer and the Trustee.

WHEREAS, Section 6.3 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Transferor, for execution and redelivery to the Trustee for authentication, of one or more Series of Certificates;

WHEREAS, pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof; and

WHEREAS, on the Closing Date, the Investor Certificates created hereunder will be deposited by the Transferor in Target Credit Card Owner Trust 2005-1 (the “Owner Trust”) and pledged by the Owner Trust to an indenture trustee to secure $750,000,000 Floating Rate Class A Asset-Backed Notes and the $211,538,462 Subordinated Interests to be issued by the Owner Trust pursuant to the Indenture (as defined herein).

ARTICLE I

CREATION OF THE COLLATERAL CERTIFICATE

Section 1.1                                                Designation.

There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known generally as the “Series 2005-1 Certificates.”  The Series 2005-1 Certificates shall be issued in a single class evidenced by a single certificate and designated generally as the Series 2005-1 Collateral Certificate (the “Collateral Certificate”).  Series 2005-1 shall be a Principal Sharing Series and shall be included in Group I for purposes of sharing Excess Finance Charge Collections.  The Collateral Certificate shall be entitled to share Excess Transferor Finance Charge Collections as specified herein.  In addition, the Transferor, at its sole option, may allow the Collateral Certificate to share Shared Transferor Principal Collections and Excess Transferor Finance Charge Collections as specified herein.

Section 1.2                                                Delivery of and Payment for the Collateral Certificate.

The Transferor shall execute and deliver the Collateral Certificate to the Trustee for authentication in accordance with Section 6.1 of the Agreement.  The Trustee shall deliver the Collateral Certificate to or upon the order of the Transferor when authenticated in accordance with Section 6.2 of the Agreement.  The Collateral Certificate will be deposited by the Transferor into the Owner Trust and pledged by the Owner Trust to an indenture trustee to secure the Class A Notes and the Subordinated Interests.

Section 1.3                                                Form of Delivery of the Collateral Certificate.

The Collateral Certificate shall be delivered as a Registered Certificate as provided in Section 6.1 of the Agreement and shall be a Definitive Certificate as provided in Section 6.12 of the Agreement.  The Collateral Certificate shall be substantially in the form of Exhibit A hereto.

ARTICLE II

DEFINITIONS

Section 2.1                                                Definitions.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern with respect to the Collateral Certificate.  All Articles, Sections, subsections and Exhibits references herein shall mean Articles, Sections, subsections and Exhibits of this Series Supplement except as otherwise provided herein.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  Each capitalized term defined herein shall relate only to the Collateral Certificate and to no other Series of Certificates issued by the Trust.  Certain terms used herein are defined by reference to the Indenture.  If the Indenture should terminate prior to the termination of this Series Supplement, then each term defined herein by reference to the Indenture shall be deemed a reference to such term as defined in the Indenture immediately prior to the termination thereof and shall have the same force and effect as if fully set forth herein, notwithstanding the termination of the Indenture.

“Accumulation Date” shall mean the first day of the October 2009 Monthly Period.

“Accumulation Period” shall mean, the period commencing on the Accumulation Date, or such later date as may be specified by the Servicer in accordance with Section 4.12, and continuing to and ending on the earlier of (x) the calendar day immediately prior to the Early Amortization Commencement Date and (y) the Series 2005-1 Termination Date.

“Accumulation Period Length” shall have the meaning specified in Section 4.12.

“Additional Class A Notes” shall have the meaning specified in the Indenture.

“Additional Interest” shall mean, with respect to any Distribution Date, the sum of Class A Additional Interest and Subordinated Additional Interest, if any.

“Adjusted Invested Amount” shall mean, for any date of determination, an amount equal to the Invested Amount minus the principal amount on deposit in the Principal Funding Account on such date of determination.

“Adjustment Payment” shall mean any payment the Transferor is required to make into the Special Funding Account pursuant to subsection 3.9(a) of the Agreement.

“Amortization Period Commencement Date” shall mean the earlier of (a) the first day of the Accumulation Period and (b) an Early Amortization Commencement Date.

“Available Finance Charge Collections Shortfall Amount” shall have the meaning specified in subsection 4.7(a).

“Available Reserve Account Amount” shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account as of such date (before giving effect to any deposit or withdrawal made or to be made pursuant to subsections 4.6(a)(vi) and 4.13(d) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

“Available Series 2005-1 Finance Charge Collections” shall have the meaning specified in subsection 4.6(a).

“Available Series 2005-1 Principal Collections” shall mean, with respect to any Distribution Date, the sum of (a) the Principal Allocation Percentage of Collections of Principal Receivables collected during the preceding Monthly Period minus Reallocated Principal Collections with respect to such Distribution Date, and (b) the sum of the amounts designated to be treated as Available Series 2005-1 Principal Collections pursuant to subsections 4.6(a)(iii) and (iv) with respect to such Distribution Date.

“Available Shared Principal Collections” shall mean, with respect to any Monthly Period, Shared Principal Collections available to be allocated to the Collateral Certificate from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the October 2010 Distribution Date.

“Base Rate” shall mean, with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of the weighted average of the Class A Interest Rate and the Subordinated Interest Rate, both for the related Interest Accrual Period (weighted by the outstanding principal amount of the Class A Notes and the Subordinated Interests, respectively, both at the end of the last day of such Monthly Period) and (ii) the Servicing Fee Rate.

“Business Day” shall (a) for the purpose of determining LIBOR, have the meaning provided in the Agreement; provided, however, that for such purpose, a Business Day shall not include any day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed and (b) for all other purposes, have the meaning provided in the Agreement.

“Carryover Interest” shall mean, with respect to any Distribution Date, the sum of Class A Carryover Interest and Subordinated Carryover Interest.

“Class A Additional Interest” shall have the meaning specified in subsection 4.3(a).

“Class A Carryover Interest” shall mean, with respect to any Distribution Date, (a) any Class A Monthly Interest due but not paid to the Collateral Certificateholder on any previous Distribution Date plus (b) any Class A Additional Interest due with respect to such Distribution Date.

“Class A Controlled Accumulation Amount” shall mean (a) for any Distribution Date with respect to the Accumulation Period on or prior to the Class A Expected Final Payment Date, $62,500,000, provided that such amount shall be increased pursuant to Section 4.10 as a result of the issuance of Additional Class A Notes; provided, further, that, if the Accumulation Period is modified pursuant to Section 4.12, (i) the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period shall mean the amount determined in accordance with Section 4.12 on the date on which the Accumulation Period has most recently been modified and (ii) the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Accumulation Period shall not be less than the outstanding principal of the Class A Notes and (b) for any other Distribution Date, zero.

“Class A Controlled Deposit Amount” shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the Class A Controlled Accumulation Amount plus the Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date, if any.

“Class A Covered Amount” shall mean, with respect to any Interest Accrual Period prior to the payment in full of the Class A Notes, the product of (a) the Class A Interest Rate in effect with respect to such Interest Accrual Period, (b) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360, and (c) the Principal Funding Account Balance as of the first day of such Interest Accrual Period.

“Class A Deficit Controlled Accumulation Amount” shall mean, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Deposit Amount for such Distribution Date over the amount withdrawn from the Collection Account and deposited into the Principal Funding Account as Series 2005-1 Principal for such Distribution Date.

“Class A Expected Final Payment Date” shall have the meaning specified in the Indenture.

“Class A Interest Rate” shall have the meaning specified in the Indenture.

“Class A Monthly Interest” shall have the meaning specified in subsection 4.3(a).

“Class A Monthly Interest Shortfall” shall have the meaning specified in subsection 4.3(a).

“Class A Noteholder” shall have the meaning specified in the Indenture.

“Class A Note Initial Principal Balance” shall have the meaning specified in the Indenture.

“Class A Notes” shall have the meaning specified in the Indenture.

“Closing Date” shall mean November    , 2005.

“Collateral Certificate” shall have the meaning specified in Section 1.1.

“Collateral Certificate Addition Date” shall have the meaning specified in subsection 4.10(a).

“Collateral Certificate Additional Amount” shall have the meaning specified in subsection 4.10(a).

“Collateral Certificateholder” shall mean the holder of record of the Collateral Certificate.

“Collateral Certificateholder’s Interest” shall have the meaning specified in Section 4.1.

“Distribution Date” shall mean December 27, 2005, and the 25th day of each month thereafter, or if such day is not a Business Day, the next succeeding Business Day.

“Early Amortization Commencement Date” shall mean the initial date on which an Early Amortization Event or a Series 2005-1 Early Amortization Event occurs or is deemed to have occurred.

“Early Amortization Event” shall mean any of the events specified in Section 9.1 of the Agreement.

“Early Amortization Period” shall mean the period beginning on an Early Amortization Commencement Date and ending on the Series 2005-1 Termination Date.

“Event of Default” shall have the meaning specified in the Indenture.

“Excess Finance Charge Collections” shall mean, with respect to any Distribution Date, as the context requires, either (x) the amount described in subsection 4.6(a)(viii) allocated to the Collateral Certificate but available to cover shortfalls in amounts paid from Collections of Finance Charge Receivables for other Series in Group I, if any, or (y) the aggregate amount of Collections of Finance Charge Receivables allocable to other Series in Group I in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Collateral Certificate.

“Excess Spread Percentage” shall mean, with respect to any Distribution Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for the preceding Monthly Period.

“Excess Transferor Finance Charge Collections” shall have the meaning specified in subsection 4.2(d).

“Floating Allocation Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to the Defaulted Amount, the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during an Early Amortization Period with respect to Collections of Finance Charge Receivables, the end of the last day of the Monthly Period immediately preceding an Early Amortization Commencement Date and the denominator of which is (i) with respect to the Defaulted Amount, the sum of (a) the total amount of Principal Receivables in the Trust plus (b) the amounts on deposit in the Special Funding Account, in each case calculated as of  the end of the last day of the Monthly Period used to determine the numerator and (ii) with respect to Collections of Finance Charge Receivables, the greater of (a) the sum of (I) the total amount of Principal Receivables in the Trust plus (II) the amounts on deposit in the Special Funding Account, in each case calculated as of the end of the last day of the Monthly Period used to determine the numerator and (b) the sum of the numerators used to calculate the applicable allocation percentages for Collections of Finance Charge Receivables for all Classes of all Series and Participations then outstanding; provided that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

“Group I” shall mean, the Group in which Series 2005-1 is to be included for the purpose of sharing Excess Finance Charge Collections.

“Indenture” shall mean that certain indenture, dated as of November    , 2005, by and between the Owner Trust and Wells Fargo Bank, National Association, as indenture trustee.

“Initial Invested Amount” shall mean $961,538,462.

“Interest Accrual Period” shall mean, with respect to any Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall begin on and include the Closing Date and end on but exclude the first Distribution Date.

“Invested Amount” shall mean, for any date of determination, an amount equal to the sum of (a) the Initial Invested Amount, plus (b) the amount of any increase in the principal amount of the Collateral Certificate after the Closing Date pursuant to Section 4.10, plus (c) the sum of the aggregate amounts allocated with respect to the reimbursement of Investor Charge-Offs and available on all prior Distribution Dates pursuant to subsections 4.6(a)(iv) and 4.7(a), minus (d) the aggregate amount of principal payments made to the Collateral Certificateholder prior to such date, including the amount of any reduction pursuant to subsection 7.3(a), minus (e) the aggregate amount of Investor Charge-Offs for all prior Distribution Dates, and minus (f) the amount of any reduction in the Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of a portion of the Collateral Certificate pursuant to subsection 7.3(b).

“Investor Charge-Off” shall mean, with respect to any Distribution Date, the aggregate amount of (a) any reduction in the Invested Amount as a result of the application of Reallocated Principal Collections pursuant to Section 4.9 and (b) any reduction in the Invested Amount pursuant to Section 4.8.

“Investor Defaulted Amount” shall mean, with respect to any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage with respect to such Monthly Period.

“Investor Percentage” shall mean, with respect to Principal Receivables, the Principal Allocation Percentage and, with respect to Finance Charge Receivables and the Defaulted Amount, the Floating Allocation Percentage.

“Legal Maturity Date” shall mean the October 2014 Distribution Date.

“LIBOR” shall have the meaning specified in the Indenture.

“LIBOR Determination Date” shall have the meaning specified in the Indenture.

“Monthly Period” shall mean, with respect to each Distribution Date, the immediately preceding fiscal month of the Transferor; provided that the first Monthly Period shall begin on the first day of the fiscal month of the Transferor during which the Closing Date occurs and end on the last day of the fiscal month of the Transferor during which the Closing Date occurs.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.1.

“Owner Trust” shall have the meaning specified in the recitals.

“Percentage Allocation” shall have the meaning specified in subsection 4.2(b)(i)(y).

“Portfolio Yield” shall mean, for the Collateral Certificate, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the Floating Allocation Percentage of Collections of Finance Charge Receivables for that Monthly Period, minus, if the Required Reserve Account Amount is greater than zero, the excess of the Principal Funding Investment Shortfall over the amount applied from the Reserve Account in accordance with subsection 4.13(d), minus the Investor Defaulted Amount for that Monthly Period, and the denominator of which is the Adjusted Invested Amount at the end of the last day of the preceding Monthly Period, or, in the case of the first Monthly Period, the Closing Date.

“Principal Allocation Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount at the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Invested Amount at the end of the last day of the Revolving Period; provided that, on the date of issuance of any new Series during the Accumulation Period, at the option of the Transferor, upon satisfaction of the Rating Agency Condition, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly Period would equal (I) the Class A Controlled Deposit Amount for such Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if such date is on or after the Class A Expected Final Payment Date and the Class A Notes have been paid in full, the Subordinated Amount minus (II) the amount of any Available Shared Principal Collections with respect to such Monthly Period, and (c) during an Early Amortization Period, the Invested Amount at the end of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a) the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account each as of the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is being made; provided, further, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

“Principal Funding Account” shall have the meaning specified in subsection 4.11(a).

“Principal Funding Account Balance” shall mean, for any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

“Principal Funding Investment Proceeds” shall mean, with respect to each Distribution Date during the Accumulation Period and on the first Special Payment Date, the investment earnings on funds on deposit in the Principal Funding Account (net of investment expenses and losses) for the related Interest Accrual Period.

“Principal Funding Investment Shortfall” shall mean, with respect to each Distribution Date during the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Accrual Period.

“Principal Shortfall” shall mean, with respect to any Distribution Date (x) for Series 2005-1, (i) during the Accumulation Period on and prior to the Class A Expected Final Payment Date, the excess of the Class A Controlled Deposit Amount for such Distribution Date over the aggregate amount applied with respect thereto on such Distribution Date, and (ii) during the Accumulation Period following the Class A Expected Final Payment Date or during an Early Amortization Period, the Invested Amount after the application of Collections of Principal Receivables on such Distribution Date or (y) for any other Series, the amounts specified as such in the Supplement for such other Series.

“Rating Agency” shall have the meaning specified in the Indenture.

“Rating Agency Condition” shall have the meaning specified in the Indenture.

“Reallocated Principal Collections” shall have the meaning specified in Section 4.9.

“Reassignment Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Adjusted Invested Amount on such Distribution Date plus (ii) the sum of the Class A Monthly Interest and the Subordinated Monthly Interest, if any, for such Distribution Date and the Carryover Interest, if any, for such Distribution Date.

“Record Date” shall mean, with respect to any Distribution Date, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Reference Banks” shall mean four major banks in the London interbank market selected by the Servicer.

“Required Amount” shall mean, with respect to each Distribution Date, the amount determined by the Servicer equal to the excess, if any, of (x) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Carryover Interest for such Distribution Date and (iii) the Monthly Servicing Fee for such Distribution Date, over (y) the sum of the Available Series 2005-1 Finance Charge Collections applied with respect to such amounts pursuant to subsection 4.6(a) plus any Excess Finance Charge Collections from other Series in Group I allocable to Series 2005-1 and applied with respect to such amounts pursuant to subsection 4.7(a).

“Required Reserve Account Amount” shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount specified by the Transferor.

“Required Retained Transferor’s Percentage” shall mean 2%; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if each Rating Agency initially contracted to rate the Class A Notes shall have been notified of such adjustment and shall have provided notice to the Trustee or the Servicer that the Rating Agency Condition shall be satisfied in connection with such action and such action shall not, as evidenced by a Tax Opinion, cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse effect on the Federal income taxation of any outstanding Series of Certificates or any Certificate Owner.

“Reserve Account” shall have the meaning specified in subsection 4.13(a).

“Reserve Account Funding Date” shall mean the date, if any, specified by the Transferor for the commencement of the funding of the Reserve Account.

“Reserve Account Surplus” shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

“Reserve Draw Amount” shall have the meaning specified in subsection 4.13(c).

“Revolving Period” shall mean the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

“Senior Percentage” shall mean, for any date of determination, a fraction, expressed as a percentage, the numerator of which is the Adjusted Invested Amount minus the Subordinated Amount and the denominator of which is the Adjusted Invested Amount, in each case as of the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date).

“Series Accounts” shall mean the Principal Funding Account and the Reserve Account.

“Series Invested Amount” shall mean, for Series 2005-1, for any date of determination, an amount equal to the Adjusted Invested Amount as of such date.

“Series 2005-1” shall mean the Series of the Target Credit Card Master Trust represented by the Collateral Certificate.

“Series 2005-1 Allocation Percentage” shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the sum of the invested amounts (or adjusted invested amounts, as applicable) of all then outstanding Series.

“Series 2005-1 Certificates” shall have the meaning specified in Section 1.1.

“Series 2005-1 Early Amortization Event” shall have the meaning specified in Section 6.1.

“Series 2005-1 Principal” shall have the meaning specified in Section 4.4.

“Series 2005-1 Required Designation Date” shall have the meaning specified in Section 9.4.

“Series 2005-1 Termination Date” shall mean the earlier to occur of (i) the date on which the Invested Amount is reduced to zero, and (ii) the Legal Maturity Date.

“Servicing Fee Rate” shall mean 2.00% per annum.

“Shared Principal Collections” shall mean, as the context requires, either (a) the amount allocated to the Collateral Certificate which, in accordance with subsections 4.6(b) and 4.6(c)(ii), may be applied in accordance with Section 4.4 of the Agreement or (b) the amounts allocated to the Investor Certificates of other Series which the applicable Supplements for such Series specify are to be treated as “Shared Principal Collections” plus amounts specified in any Participation Supplement with respect to any Participation to be treated as Shared Principal Collections which may be applied to cover Principal Shortfalls with respect to the Collateral Certificate.

“Shared Transferor Principal Collections” shall have the meaning specified in subsection 4.2(d).

“Special Payment Date” shall mean each Distribution Date following the Monthly Period in which an Early Amortization Commencement Date occurs.

“Specified Investor Default Amount” shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) 1.5 and (ii) the average of the Investor Defaulted Amounts for the three preceding Monthly Periods, and (b) the amount of unreimbursed Investor Charge-Offs allocated to reduce the Invested Amount for the preceding Monthly Period.

“Specified Transferor Amount” shall mean, as of any date of determination, the product of (i) the sum of (a) the aggregate Principal Receivables as of such date and (b) the amount on deposit in the Special Funding Account as of such date and (ii) 17%, provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if Standard & Poor’s shall have been notified of such adjustment and shall have provided written notice to the Trustee or the Servicer that such action will not result in reduction or withdrawal of the then outstanding rating of any (x) Outstanding Notes (each term as defined in the Indenture) or (y) outstanding securities collateralized by Subordinated Interests.

“Subordinated Additional Interest” shall mean the amount, if any, distributable in respect of the Subordinated Interests as calculated pursuant to subsection 4.3(b).

“Subordinated Amount” shall mean, for any date, an amount equal to the greater of (a) the Invested Amount minus the outstanding principal amount of the Class A Notes, and (b) zero.

“Subordinated Carryover Interest” shall mean, with respect to any Distribution Date, (a) any Subordinated Monthly Interest due but not paid (or not deemed to be paid) to the Collateral Certificateholder on any previous Distribution Date plus (b) any Subordinated Additional Interest due with respect to such Distribution Date.

“Subordinated Interest Rate” shall have the meaning specified in the Indenture.

“Subordinated Interests” shall have the meaning specified in the Indenture.

“Subordinated Monthly Interest” shall have the meaning specified in subsection 4.3(b).

“Subordinated Monthly Interest Shortfall” shall have the meaning specified in subsection 4.3(b).

“Targeted Holder” shall mean each holder of (i) a right to receive interest or principal with respect to the Collateral Certificate, (ii) any interest in the Trust with respect to which an Opinion of Counsel has not been rendered to the effect that such interest will be treated as debt for federal income tax purposes, and (iii) any holder of a right to receive any amount in respect of the Transferor’s Interest; provided that any Person holding more than one right or interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.

“Telerate Page 3750” shall mean the display designated as page “3750” by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service or a comparable service for the purpose of displaying London interbank offered rates of major banks).

“Transferor Retained Certificates” shall mean Investor Certificates of any Series, which the Transferor retains or any interest in a trust or other entity that holds Investor Certificates, such as the Subordinated Interests, that is retained by the Transferor, but only to the extent that and for so long as the Transferor is the Holder of such Certificates or interest in a trust that holds Investor Certificates.

ARTICLE III

SERVICER

Section 3.1                                                Servicing Compensation.  The share of the Servicing Fee allocable to the Collateral Certificateholder with respect to any Distribution Date shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Adjusted Invested Amount at the end of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage (as defined with respect to the Defaulted Amount) with respect to such Monthly Period (this amount, together with any such amounts unpaid from prior Distribution Dates, the “Monthly Servicing Fee”); provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be $         .  The remainder of the Servicing Fee for each Distribution Date shall be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Collateral Certificateholder be liable for the share of the Servicing Fee to be paid from amounts allocable to the Holder of the Transferor Certificate, holders of  Participations or the Certificateholders of any other Series.  The Monthly Servicing Fee shall be payable to the Servicer on any Distribution Date solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(ii).

Section 3.2                                                Additional Covenant of the Servicer.

The Servicer covenants and agrees that if on any Determination Date the Transferor Amount (excluding the interest represented by any Supplemental Certificate) as of the end of the last day of the immediately preceding Monthly Period is less than or equal to the Specified Transferor Amount as of such last day, then, on the next Business Day, the Servicer shall determine whether the Transferor Amount (excluding the interest represented by any Supplemental Certificate) for the second preceding day is greater than the Required Retained Transferor Amount and the Specified Transferor Amount, both for such second preceding day.  The Servicer shall continue to make such determination on each Business Day thereafter until the expiration of 90 consecutive days during which the Transferor Amount as of the second preceding day is greater than the Specified Transferor Amount as of such second preceding day.

ARTICLE IV

RIGHTS OF THE COLLATERAL CERTIFICATEHOLDER AND
ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1                                                Rights of the Collateral Certificateholder.

The Collateral Certificate shall represent an undivided interest in the Trust (the “Collateral Certificateholder’s Interest”), consisting of the right to receive, to the extent necessary to make the required payments with respect to such Collateral Certificate at the times and in the amounts specified in this Series Supplement, (a) the Floating Allocation Percentage and the Principal Allocation Percentage (as applicable from time to time) of Collections, (b) funds on deposit in the Special Funding Account and distributable to the Collateral Certificate pursuant to Section 4.2 of the Agreement, (c) funds on deposit in the Principal Funding Account and (d) if the Transferor, at its option, designates a Reserve Account Funding Date, funds on deposit in the Reserve Account.  The Investor Certificates of Series 2005-1 shall not be subordinated to any other Series.

Section 4.2                                                Collections and Allocations; Payments on Transferor Certificate.

(a)                      Collections.  The Servicer shall apply or shall instruct the Trustee to apply all funds on deposit in the Collection Account, the Special Funding Account, the Principal Funding Account and the Reserve Account allocable to the Collateral Certificate as described in this Article IV and Article IV of the Agreement.

(b)                     Allocations.  The Servicer shall apply, or shall instruct the Trustee to apply, all Collections and other funds that are allocated to the Collateral Certificate as follows:

(i)                  Daily Allocations During the Revolving Period.  During the Revolving Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are no longer satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2005-1 deposited in the Collection Account equals the amount of Class A Monthly Interest, Subordinated Monthly Interest, if any, Carryover Interest, if any, and, at any time that Target National Bank is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

(y)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the least of (A) the product of (I) the Principal Allocation Percentage with respect to the current Monthly Period and (II) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a “Percentage Allocation”), (B) an amount not to exceed the Subordinated Amount minus the aggregate amount previously deposited in the Collection Account under this subsection 4.2(b)(i)(y) with respect to the current Monthly Period, and (C) the excess of (1) the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if Target National Bank is not the Servicer, and the Senior Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs over (2) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(i)(x).

These Collections of Principal Receivables shall only be retained or deposited in the Collection Account pursuant to this subsection 4.2(b)(i)(y) to the extent that the sum of the Collections of Principal Receivables and the Collections of Finance Charge Receivables retained in the Collection Account pursuant to subsection 4.2(b)(i)(x) and this subsection 4.2(b)(i)(y) do not exceed the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if Target National Bank is not the Servicer, and the Senior Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist.  The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.2(b)(i)(y) on any Date of Processing shall be first, if the Rating Agency Condition is satisfied in connection with a request of the Transferor to reduce the Invested Amount, used to reduce the Invested Amount pursuant to subsection 7.3(a), second, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and, third, shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by the Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided, further, that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Principal Collections for each Monthly Period available on the Distribution Date in the following Monthly Period for application in accordance with Section 4.9.

(ii)               Daily Allocations During the Accumulation Period.  During the Accumulation Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2005-1 on deposit in the Collection Account equals the amount of Class A Monthly Interest, Subordinated Monthly Interest, if any, Carryover Interest, if any, and, at any time that Target National Bank is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

(y)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the sum of (I) the Percentage Allocation and (II) at the option of the Transferor, the product of (x) the aggregate amount of Shared Transferor Principal Collections for such Date of Processing and (y) a fraction, the numerator of which is the excess of the Class A Controlled Deposit Amount for the Distribution Date in the following Monthly Period over the amount on deposit in the Collection Account with respect to principal for the benefit of Series 2005-1 for payment or deposit to the Principal Funding Account on the Distribution Date in the following Monthly Period and the denominator of which is the equivalent amount for all Series for such date; provided, however, that with respect to each Monthly Period, such amount shall only be deposited in the Collection Account until such time as the amount deposited in the Collection Account with respect to principal for the benefit of Series 2005-1 equals the sum of (i) (A) during each Monthly Period prior to the Monthly Period in which the Class A Notes are paid in full, the lesser of the Class A Controlled Deposit Amount for the Distribution Date in the following Monthly Period and the Adjusted Invested Amount on the applicable date of deposit, and (B) during each Monthly Period beginning with the Monthly Period in which the Class A Notes are paid in full, the Subordinated Amount on the applicable date of deposit, and (ii) the lesser of (1) the amount by which (A) the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if Target National Bank is not the Servicer, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Senior Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding

Monthly Period, is greater than (B) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(ii)(x), and (2) the Subordinated Amount.

Collections of Principal Receivables allocable to Series 2005-1 will only be retained or deposited in the Collection Account in excess of:  (I) during each Monthly Period prior to the Monthly Period in which the Class A Notes are paid in full, the lesser of the Class A Controlled Deposit Amount and the Adjusted Invested Amount, and (II) during each Monthly Period beginning with the Monthly Period in which the Class A Notes are paid in full, the Subordinated Amount, to the extent that the Collections of Principal Receivables and Collections of Finance Charge Receivables retained in the Collection Account pursuant to subsection 4.2(b)(ii)(x) and this subsection 4.2(b)(ii)(y) do not exceed the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if Target National Bank is not the Servicer, and the Senior Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist.  The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing, first, if any other Principal Sharing Series is outstanding and in its Amortization Period, shall be deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and, second, shall not be treated as a Percentage Allocation and shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Principal Collections for each Monthly Period available on the Distribution Date in the following Monthly Period for application in accordance with Section 4.9.

(iii)            Daily Allocations During the Early Amortization Period.  During the Early Amortization Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (A) the Floating Allocation

Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

(y)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the Percentage Allocation; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Collateral Certificateholder, any excess of the amount determined in accordance with this subparagraph (y) first, if any other Principal Sharing Series is outstanding and in its Amortization Period, shall be deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and, second, shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(iv)           Monthly Allocations.  At all times, the Servicer shall, prior to the close of business on any Transfer Date, allocate to the Collateral Certificateholder and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the sum of (a) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the preceding Monthly Period, (b) the amount of Excess Finance Charge Collections allocated to Series 2005-1 for the preceding Monthly Period and (c) the amount of Excess Transferor Finance Charge Collections allocated to Series 2005-1 for the preceding Monthly Period and (2) the aggregate of (a) the amounts described pursuant to subclause (y) of each of clauses (i) through (v) and (vii) of subsection 4.6(a) with respect to the related Distribution Date and (b) the amount described in subsection 4.6(a)(vi) with respect to the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(x), 4.2(b)(ii)(x) and 4.2(b)(iii)(x) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, (II) (A) the lesser of (1) the product of (a) the Principal Allocation Percentage with respect to the preceding Monthly Period and (b) the aggregate amount of Collections of Principal Receivables for the preceding Monthly Period and (2) (w) for each Monthly Period during the Revolving Period, zero, (x) for each Monthly Period during the Accumulation Period prior to the Monthly Period in which the Class A Notes are paid in full, the lesser of the Class A Controlled Deposit Amount and the Adjusted Invested Amount, (y) for each Monthly Period during the Accumulation Period beginning with the Monthly Period in which the Class A Notes are paid in full, the Subordinated Amount, and (z) for each Monthly Period during the Early Amortization Period, the Invested Amount, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(y), 4.2(b)(ii)(y) and 4.2(b)(iii)(y) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, (III) the excess of the amount of Reallocated Principal Collections over the amount retained in the Collection Account pursuant to subsections 4.2(b)(i)(y) and 4.2(b)(ii)(y) with respect to the Revolving Period and the Accumulation Period, respectively, (IV) an amount equal to the pro rata portion of Finance Charge Shortfalls, if any, for Group I allocated to Series 2005-1 pursuant to Section 4.5 of the Agreement, not to exceed Excess Finance Charge Collections pursuant to subsection 4.6(a)(viii) available on the related Distribution Date, (V) an amount equal to (A) the amount of Shared Principal Collections to be applied for the benefit of other Principal Sharing Series pursuant to Section 4.4 of the Agreement from amounts that were originally allocated to Series 2005-1, not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period or (b) during the Accumulation Period and the Early Amortization Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period less the amount thereof applied to pay Series 2005-1 Principal on the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i), 4.2(b)(ii) and 4.2(b)(iii) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, and (VI) at the option of the Transferor, the amount of Shared Transferor Principal Collections to be applied to make payments of Series 2005-1 Principal on the related Distribution Date, less the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsection 4.2(b)(ii)(y) with respect to the Accumulation Period, if any.

Notwithstanding the foregoing or any other provision of this Series Supplement, in accordance with subsection 4.3(c) of the Agreement and subsection 5.1(e), the Servicer need not deposit in the Collection Account any amounts payable to Target Receivables Corporation, in any capacity, pursuant to this Series Supplement or the Indenture.

(c)                      The allocations to be made pursuant to this Section 4.2 also apply to deposits into the Collection Account that are treated as Collections (including adjustment payments made in accordance with Section 3.9 of the Agreement), payment of the reassignment price pursuant to subsection 2.5(b) of the Agreement and proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 2.6, 10.1, or 12.2 of the Agreement and Section 8.1.  Such deposits to be treated as Collections will be allocated as Finance Charge Receivables or Principal Receivables as provided in the Agreement.

(d)                     Notwithstanding anything herein or in the Agreement, the Supplement for any other Series or any Enhancement Agreement for any Series to the contrary, amounts designated to be applied as Excess Transferor Finance Charge Collections, including amounts so designated pursuant to subsection 4.6(a)(viii) and all amounts designated to be paid to the Transferor or any Holder of a Transferor Certificate in such documents, other than amounts allocated to be paid to the holder of any Supplemental Certificate, instead, to the extent that such amounts are derived from Collections of Finance Charge Receivables and other amounts applied like Collections of Finance Charge Receivables, including any amounts constituting Excess Finance Charge Collections remaining after application thereof to all Series but prior to payment thereof to the Transferor, shall be deemed to be “Excess Transferor Finance Charge Collections.”  Excess Transferor Finance Charge Collections shall be used to cover Principal Funding Investment Shortfalls, if any, and, if the Transferor elects to do so, applied with respect to the Required Amount, if any, and will be deposited in the Collection Account on each Transfer Date to be applied as Available Series 2005-1 Finance Charge Collections pursuant to subsection 4.7(b).  The sum of (x) any Excess Transferor Finance Charge Collections remaining after application thereof to each Series designated to be entitled thereto, and (y) Collections of Principal Receivables and other amounts treated like Collections of Principal Receivables, for any Monthly Period (A) allocated to the Transferor’s Interest remaining after payments to the holders of any Supplemental Certificate and (B) initially allocated to any Series and not applied to make principal deposits or payments for such Series or reallocated as Shared Principal Collections to make principal deposits or payments for any other Series, shall be deemed to be “Shared Transferor Principal Collections” and available for payments to Series 2005-1 at the option of the Transferor.  On or prior to the July 2009 Distribution Date, the Transferor shall notify the Servicer and the Trustee in writing whether the Transferor elects to make Shared Transferor Principal Collections available to Series 2005-1 during the Accumulation Period.  If the Transferor elects to make Shared Transferor Principal Collections available to fund Series 2005-1 Principal during the Accumulation Period, those amounts allocated to the Collateral Certificate pursuant to subsection 4.5(b) shall be applied to cover any Principal Shortfalls not covered by Shared Principal Collections allocated to the Collateral Certificate pursuant to subsection 4.5(a) during the Accumulation Period.  In addition, at the option of the Transferor, Shared Transferor Principal Collections may be applied for the benefit of Series 2005-1 pursuant to subsection 4.5(b) during the Early Amortization Period to cover any Principal Shortfalls not covered by Shared Principal Collections allocated to the Collateral Certificate pursuant to subsection 4.5(a).

Section 4.3                                                Determination of Monthly Interest.

(a)                      On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount of monthly interest (the “Class A Monthly Interest”) with respect to such Distribution Date equal to the product of (i) the Class A Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Notes at the end of the last day of the preceding Monthly Period, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360; provided, however, that with respect to the first Distribution Date after the Closing Date the Class A Monthly Interest shall be an amount equal to $         .

On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the “Class A Monthly Interest Shortfall”) equal to the excess, if any, of (x) the Class A Monthly Interest for the Interest Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Collateral Certificateholder in respect of interest on such Distribution Date.  If there is a Class A Monthly Interest Shortfall with respect to any Distribution Date, an additional amount (“Class A Additional Interest”) shall be payable as provided herein with respect to the Collateral Certificate on each Distribution Date following such Distribution Date, to and including the Distribution Date on which such Class A Monthly Interest Shortfall is paid to the Collateral Certificateholder, equal to the product of (i) the Class A Interest Rate plus 2% per annum, (ii) such Class A Monthly Interest Shortfall remaining unpaid, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.  Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Collateral Certificateholder only to the extent permitted by applicable law.

(b)                     On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount of monthly interest (the “Subordinated Monthly Interest”) with respect to such Distribution Date equal to the product of (i) the Subordinated Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Subordinated Interests at the end of the last day of the preceding Monthly Period, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.  The Subordinated Interest Rate shall initially be 0%, but may be increased in accordance with the provisions of the Indenture.

On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the “Subordinated Monthly Interest Shortfall”) equal to the excess, if any, of (x) the Subordinated Monthly Interest for the Interest Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Collateral Certificateholder in respect of such Subordinated Monthly Interest on such Distribution Date.  If there is a Subordinated Monthly Interest Shortfall with respect to any Distribution Date, an additional amount (“Subordinated Additional Interest”) shall be payable as provided herein with respect to the Collateral Certificate on each Distribution Date following such Distribution Date, to and including the Distribution Date on which such Subordinated Monthly Interest Shortfall is paid to Collateral Certificateholder, equal to the product of (i) the Subordinated Interest Rate plus 2% per annum, (ii) such Subordinated Monthly Interest Shortfall remaining unpaid, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.  Notwithstanding anything to the contrary herein, Subordinated Additional Interest shall be payable or distributed to the Collateral Certificateholder only to the extent permitted by applicable law.

Section 4.4                                                Determination of Principal Amounts.  The amount of principal (the “Series 2005-1 Principal”) distributable from the Collection Account with respect to the Collateral Certificate on each Distribution Date with respect to the Amortization Period shall be equal to an amount calculated as follows:  the sum of (a) the Available Series 2005-1 Principal Collections with respect to such Distribution Date, (b) any amount on deposit in the Special Funding Account that is distributable to the Collateral Certificateholder pursuant to subsection 4.6(d) with respect to the preceding Monthly Period, (c) the amount of Shared Principal Collections allocated to Series 2005-1 with respect to the preceding Monthly Period pursuant to Section 4.4 of the Agreement and (d) at the option of the Transferor, the amount of Shared Transferor Principal Collections allocated to Series 2005-1 with respect to the preceding Monthly Period pursuant to subsection 4.5(b); provided, however, that (a) with respect to any Distribution Date during the Accumulation Period prior to the Class A Expected Final Payment Date, Series 2005-1 Principal may not exceed the Class A Controlled Deposit Amount for such

Distribution Date and (b) with respect to any Distribution Date, Series 2005-1 Principal may not exceed the Adjusted Invested Amount.

Section 4.5                                                Shared Principal Collections and Shared Transferor Principal Collections.

(a)                      Shared Principal Collections allocated to the Collateral Certificate and to be applied pursuant to clause (c) of Section 4.4 for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of (x) Shared Principal Collections for all Principal Sharing Series for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Collateral Certificate for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Principal Sharing Series for such date.  For any Distribution Date with respect to the Revolving Period, Shared Principal Collections allocated to the Collateral Certificate shall be zero.

(b)                     If the Transferor elects to make Shared Transferor Principal Collections available, Shared Transferor Principal Collections allocated to the Collateral Certificate and to be applied pursuant to clause (d) of Section 4.4 for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of (x) the aggregate amount of Shared Transferor Principal Collections for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Collateral Certificate for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such date.  For any Distribution Date with respect to the Revolving Period, Shared Transferor Principal Collections allocated to the Collateral Certificate shall be zero.

Section 4.6                                                Application of Funds on Deposit in the Collection Account Allocable to the Collateral Certificate.

(a)                      On each Distribution Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee, acting in accordance with such instructions set forth in the Monthly Report, substantially in the form of Exhibit B, shall withdraw from the Collection Account, or retain therein, as applicable, to the extent of the sum of (w) the Floating Allocation Percentage of Collections of Finance Charge Receivables collected during the preceding Monthly Period plus (x) any Principal Funding Investment Proceeds deposited in the Collection Account pursuant to subsection 4.11(c) and any investment earnings on amounts on deposit in the Reserve Account deposited in the Collection Account pursuant to subsection 4.13(b) plus (y) the Reserve Draw Amount, if any, deposited into the Collection Account pursuant to subsection 4.13(d) plus (z) the amount of Excess Transferor Finance Charge Collections applied to cover Principal Funding Investment Shortfalls, if any (such sum, the “Available Series 2005-1 Finance Charge Collections”), the following amounts, and apply such amounts as follows and in the following priority:

(i)                  Class A Monthly Interest.  An amount equal to the lesser of (x) the Available Series 2005-1 Finance Charge Collections for such date and (y) the sum of Class A Monthly Interest and Class A Carryover Interest shall be paid to the Collateral Certificateholder in accordance with Section 5.1.

(ii)               Servicing Fee.  An amount equal to the lesser of (x) any Available Series 2005-1 Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsection 4.6(a)(i) and (y) the Monthly Servicing Fee for such Monthly Period shall be paid to the Servicer.

(iii)            Investor Defaulted Amount.  An amount equal to the lesser of (x) any Available Series 2005-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) and (ii) and (y) the aggregate Investor Defaulted Amount for such Distribution Date, shall be treated as Available Series 2005-1 Principal Collections.

(iv)           Reimbursement of Investor Charge-Offs.  An amount equal to the lesser of (x) any Available Series 2005-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iii) and (y) the amount by which the aggregate amount of Investor Charge-Offs for all prior Distribution Dates exceeds the aggregate amount previously applied pursuant to this subsection 4.6(a)(iv) and, with respect to this subsection, pursuant to subsection 4.7(a) on prior Distribution Dates, if any, will be applied to reinstate prior reductions of the Invested Amount, and shall be treated as Available Series 2005-1 Principal Collections.

(v)              Subordinated Monthly Interest.  An amount equal to the lesser of (x) any Available Series 2005-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iv) and (y) the sum of the Subordinated Monthly Interest and Subordinated Carryover Interest, if any, shall be paid to the Collateral Certificateholder in accordance with Section 5.1.

(vi)           Reserve Account.  On each Distribution Date from and after the Reserve Account Funding Date, if such date is designated by the Transferor at its option, but prior to the date of termination of the Reserve Account as described in subsection 4.13(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account.

(vii)        Additional Amounts.  An amount equal to the lesser of (x) any Available Series 2005-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (vi) and (y) any amounts specified to be paid pursuant to the Indenture or any supplement thereto to the extent not previously paid pursuant to the preceding subsections shall be paid to the Collateral Certificateholder in accordance with Section 5.1.

(viii)     Excess Finance Charge Collections.  Any Available Series 2005-1 Finance Charge Collections after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (vii) shall be treated as Excess Finance Charge Collections, and the Servicer shall direct the Trustee in writing on each Distribution Date to withdraw such amounts from the Collection Account and to first make such amounts available to pay to Certificateholders of other Series in Group I to the extent of shortfalls, if any, in amounts payable to such Certificateholders from Collections of Finance Charge Receivables allocated to such other Series in Group I, and then to pay any unpaid expenses or liabilities of the Trust, then to treat the remaining amount as Excess Transferor Finance Charge Collections if there are shortfalls or other amounts with respect to any Series payable from Excess Transferor Finance Charge Collections or Shared Transferor Principal Collections for such Distribution Date, or, if there are no such shortfalls or other amounts, then to pay such remaining amount to the Collateral Certificateholder in accordance with Section 5.1.

(b)                     For each Distribution Date with respect to the Revolving Period, the Available Series 2005-1 Principal Collections will be treated as Shared Principal Collections and applied, for such Distribution Date, as provided in Section 4.4 of the Agreement; provided, however, that if the Invested Amount is reduced in accordance with subsection 7.3(a), the amount specified above may be distributed to the Collateral Certificateholder in an amount not to exceed such reduction.

(c)                      For each Distribution Date on and after the Amortization Period Commencement Date, the Trustee, acting pursuant to the Servicer’s instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to the Collateral Certificateholder in accordance with Section 4.4 in the following priority:

(i)                  an amount equal to Series 2005-1 Principal, (x) with respect to the Accumulation Period, on or prior to the Class A Expected Final Payment Date, to the Principal Funding Account for payment to the Collateral Certificateholder on the earlier of the Class A Expected Final Payment Date and, if an Early Amortization Commencement Date occurs prior to the Class A Expected Final Payment Date, the first Special Payment Date and after the Class A Expected Final Payment Date to the Collateral Certificateholder or (y) with respect to the Early Amortization Period, to the Collateral Certificateholder; and

(ii)               an amount equal to the excess, if any, of (A) the sum of the amounts described in Section 4.4 over (B) the Series 2005-1 Principal will be treated as Shared Principal Collections and applied as provided in Section 4.4 of the Agreement.

(d)                     On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account and distributable to Series 2005-1 as provided in Section 4.2 of the Agreement will be deposited in the Collection Account and allocated to the Collateral Certificateholder in an amount equal to the lesser of the Principal Shortfalls and the amount allocated with respect thereto pursuant to Section 4.2 of the Agreement; provided, however, such amount shall not exceed the Series 2005-1 Principal after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to Section 4.4; and provided, further that during the Accumulation Period on or prior to the Class A Expected Final Payment Date such amount shall be deposited in the Principal Funding Account.

Section 4.7                                                Excess Finance Charge Collections; Excess Transferor Finance Charge Collections.

(a)                      To the extent that on any Distribution Date payments are being made pursuant to any of subsections 4.6(a)(i) through (vii) and the full amount to be paid pursuant to any such subsection on such Distribution Date is not paid in full on such Distribution Date, the Servicer shall apply all or a portion of the Excess Finance Charge Collections from other Series with respect to such Distribution Date allocable to the Collateral Certificate in an amount equal to the excess of the full amount to be allocated or paid pursuant to the applicable subsection over the amount applied with respect thereto from Available Series 2005-1 Finance Charge Collections on such Distribution Date (the “Available Finance Charge Collections Shortfall Amount”).  Excess Finance Charge Collections allocated to the Collateral Certificate for any Distribution Date shall mean an amount equal to the product of (x) Excess Finance Charge Collections available from all other Series in Group I for such Distribution Date and (y) a fraction, the numerator of which is the Available Finance Charge Collections Shortfall Amount for such Distribution Date and the denominator of which is the aggregate amount of shortfalls in available Collections of Finance Charge Receivables for all Series in Group I for such Distribution Date.

(b)                     On each Transfer Date with respect to the Accumulation Period on which Excess Transferor Finance Charge Collections, to the extent available as described below, are deposited to the Collection Account, the Servicer shall apply all or a portion of such Excess Transferor Finance Charge Collections as Available Series 2005-1 Finance Charge Collections with respect to the related Distribution Date in an amount equal to the Principal Funding Investment Shortfall, if any.  In addition, if on any Distribution Date, the Required Amount is greater than zero, the Transferor may elect, by notifying the Servicer and the Trustee in writing on or prior to such Distribution Date, to apply Excess Transferor Finance Charge Collections with respect to the Required Amount.  Excess Transferor Finance Charge Collections allocated to the Collateral Certificate for any Distribution Date shall mean an amount equal to the product of (x) Excess Transferor Finance Charge Collections available for such Distribution Date and (y) a fraction, the numerator of which is equal to the sum of (i) the Principal Funding Investment Shortfall, if any, for the related Interest Accrual Period and (ii) if the Transferor has elected to apply Excess Transferor Finance Charge Collections with respect to the Required Amount, the amount of Excess Transferor Finance Charge Collections the Transferor has elected to apply, and the denominator of which is the aggregate amount of shortfalls for such Distribution Date in amounts for all Series which are designated pursuant to the applicable Supplement for such Series to be entitled to share Excess Transferor Finance Charge Collections.

Section 4.8                                                Investor Defaulted Amount.

If, on any Distribution Date, (a) the aggregate Investor Defaulted Amount for the preceding Monthly Period exceeds (x) the Available Series 2005-1 Finance Charge Collections applied to the payment thereof pursuant to subsection 4.6(a)(iii) plus (y) the amount of Excess Finance Charge Collections allocated thereto pursuant to subsection 4.7(a), or (b) the Transferor Amount has been reduced to zero and the Transferor fails to make an Adjustment Payment, if any, required to be made by the Transferor on such Distribution Date, the Invested Amount shall be reduced by the sum of (i) the amount by which the aggregate Investor Defaulted Amount exceeds the amount applied with respect thereto during such preceding Monthly Period and (ii) the Series 2005-1 Allocation Percentage of unpaid Adjustment Payments required to be made by the Transferor when the Transferor Amount has been reduced to zero on such Distribution Date, and the amount of such reduction shall be an Investor Charge-Off.

Section 4.9                                                Reallocated Principal Collections for the Collateral Certificate.

On each Distribution Date, if, pursuant to subsection 4.7(b), the Transferor does not elect to apply Excess Transferor Finance Charge Collections to the Required Amount, if any, or the amount of Excess Transferor Finance Charge Collections applied is insufficient to cover the Required Amount, the Servicer will apply or cause the Trustee to apply from amounts on deposit in the Collection Account an amount (the “Reallocated Principal Collections”) equal to the least of (i) the Subordinated Amount, (ii) the Principal Allocation Percentage of Collections of Principal Receivables collected during the preceding Monthly Period and (iii) the Required Amount for such Distribution Date minus the amount, if any, applied pursuant to subsection 4.7(b) to the components of the Required Amount in the same priority as amounts are applied to such components from Available Series 2005-1 Finance Charge Collections pursuant to subsection 4.6(a).  On each Distribution Date, the Invested Amount shall be reduced by the amount of Reallocated Principal Collections, if any, and the amount of such reduction shall be an Investor Charge-Off.

Section 4.10                                          Collateral Certificate Additional Amount.

(a)                      During the Revolving Period, the Transferor may, at its discretion and subject to the terms of subsection 4.10(b), request the Trustee to increase the outstanding principal amount of the Collateral Certificate by an amount (the “Collateral Certificate Additional Amount”) and on a date (the “Collateral Certificate Addition Date”) determined by the Transferor.  Upon issuance, the Collateral Certificate Additional Amount shall be equally and ratably entitled to the benefits of this Series Supplement and the Agreement.  As a result of such issuance, the Invested Amount shall be increased by a corresponding amount and all the calculations required pursuant to this Series Supplement shall, from and after the Collateral Certificate Addition Date, be computed using such increased Invested Amount.

(b)                     The Invested Amount shall only be increased pursuant to subsection 4.10(a) upon satisfaction of all of the following conditions:

(i)                  on or before the fifth Business Day immediately preceding the Collateral Certificate Addition Date, the Transferor shall give notice to the Trustee, the Servicer and each Rating Agency of such issuance and the date upon which it is to occur;

(ii)               after giving effect to the Collateral Certificate Additional Amount, the total amount of Principal Receivables in the Trust shall be greater than or equal to the Required Principal Balance;

(iii)            on or before the Collateral Certificate Addition Date, the Rating Agency Condition shall have been satisfied;

(iv)           the Transferor shall have delivered to the Trustee an Officer’s Certificate dated as of the Collateral Certificate Addition Date, stating that the Transferor reasonably believes that the increase of the Invested Amount will not have a material adverse effect on the Collateral Certificate; however, a dilution of voting rights shall not constitute a material adverse effect for the purposes of this Section 4.10;

(v)              no Series 2005-1 Early Amortization Event or Early Amortization Event shall have occurred, or been deemed to have occurred, and be continuing as of the date of the Collateral Certificate Addition Date and the increase in the outstanding principal amount and the Invested Amount of the Collateral Certificate shall not result in the occurrence (or deemed occurrence) of a Series 2005-1 Early Amortization Event or an Early Amortization Event;

(vi)           the Class A Controlled Accumulation Amount shall have been increased to reflect any increase in the aggregate outstanding principal amount of the Class A Notes to be effected by the issuance of Additional Class A Notes under the Indenture;

(vii)        as of the Collateral Certificate Addition Date, the amount of unreimbursed Investor Charge-Offs shall be zero;

(viii)     after giving effect to the increase of the Invested Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall be greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day); and

(ix)             the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such issuance.

Section 4.11                                          Establishment of the Principal Funding Account for the Collateral Certificate.

(a)                      The Trustee, for the benefit of the Collateral Certificateholder, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Certificateholder (the “Principal Funding Account”).  The Principal Funding Account shall initially be established with the Trustee.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof for the benefit of the Collateral Certificateholder.  For purposes of the definition of “Required Retained Transferor Amount” in Section 1.1 of the Agreement the Principal Funding Account shall be an account specified in clause (i)(b) of the definition thereof.  Except as provided in subsection 4.11(d), the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Collateral Certificateholder.  If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Principal Funding

Account meeting the conditions specified above, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Collateral Certificate, the “Principal Funding Account.”

(b)                     Funds on deposit in the Principal Funding Account prior to the Class A Expected Final Payment Date shall be invested until the following Distribution Date at the direction of the Transferor by the Trustee in Eligible Investments.  Any such investment shall (i) convert or be convertible into cash so that such funds shall be made available for withdrawal on or prior to each Distribution Date and (ii) be held until maturity.  Any request to the Trustee from the Transferor to invest funds on deposit in the Principal Funding Account shall be in writing and shall certify that the requested investment is an Eligible Investment.

(c)                      On each Distribution Date with respect to the Accumulation Period and the first Special Payment Date, the Servicer shall instruct the Trustee to withdraw from the Principal Funding Account and deposit in the Collection Account the Principal Funding Investment Proceeds for such Distribution Date or Special Payment Date.  Principal Funding Investment Proceeds shall not be considered to be principal amounts on deposit in the Principal Funding Account for purposes hereof, and shall be treated as Available Series 2005-1 Finance Charge Collections with respect to each Monthly Period.

(d)                     Pursuant to the authority granted to the Servicer in subsection 3.1(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer’s or the Trustee’s duties hereunder.  Pursuant to the authority granted to the Paying Agent in Section 6.7 of the Agreement and Section 5.1, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

Section 4.12                                          Accumulation Period.

The Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Accumulation Period Length (determined as described below) on any Determination Date is less than 12 months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Payment Date occurs at least equal to the Accumulation Period Length (so that, as a result of such election, the number of Monthly Periods in the Accumulation Period will at least equal the Accumulation Period Length); provided, however, that (i) the Accumulation Period Length will not be less than one month; (ii) such determination of the Accumulation Period Length shall be made on the third Business Day before each Distribution Date beginning in July 2009 but prior to the commencement of the Accumulation Period, and any election to shorten the Accumulation Period shall be subject to the subsequent lengthening of the Accumulation Period to the Accumulation Period Length determined on any subsequent Determination Date, but the Accumulation Period shall in no event commence prior to the Accumulation Date; and (iii) notwithstanding any other provision of this Series Supplement to the contrary, no election to postpone the commencement of the Accumulation Period shall be made after the commencement of an Early Amortization Period (as defined in the related Supplement) for any other Series.  The “Accumulation Period Length” will mean a number of months such that the amount available for distribution of principal on the Collateral Certificate on the Class A Expected Final Payment Date is expected to equal or exceed the outstanding principal amount of the Class A Notes, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the 12 preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Special Funding Account, if any) remains constant at the level on such date of determination, (3) no Early Amortization Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued.  The Servicer shall determine the Accumulation Period Length on the basis of the monthly Collections of Principal Receivables expected to be allocated to all Principal Sharing Series during the Accumulation Period for Series 2005-1, and the amount of Collections of Principal Receivables expected to be distributable to Holders of other Principal Sharing Series that are expected to be in their Accumulation Period or Amortization Period during the Accumulation Period for Series 2005-1.  Any notice by the Servicer electing to modify the commencement of the Accumulation Period pursuant to this Section 4.12 shall specify (i) the most recently determined Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Class A Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period.

In addition, prior to the Servicer making its initial determination of the Accumulation Period Length, the Transferor shall determine whether or not it shall utilize Shared Transferor Principal Collections to fund the Principal Funding Account.  If, at its option, the Transferor elects to utilize Shared Transferor Principal Collections to fund the Principal Funding Account, such determination shall be irrevocable and the Servicer shall include Shared Transferor Principal Collections expected to be available for Series 2005-1 in its determination of the Accumulation Period Length.

Section 4.13                                          Reserve Account.

(a)                      Upon designation by the Transferor of a Reserve Account Funding Date, the Trustee shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust, for the benefit of the Collateral Certificateholder, a segregated trust account with the corporate trust department of such Eligible Institution (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Certificateholder.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof.  The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Collateral Certificateholder.  If at any time the institution holding the Reserve Account ceases to be an Eligible Institution the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account.  The Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve

Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.6(a)(vi).

(b)                     Funds on deposit in the Reserve Account shall be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Eligible Investments.  Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will convert or be convertible into cash so that such funds will be available for withdrawal on or prior to the following Transfer Date.  The Trustee shall maintain for the benefit of the Collateral Certificateholder possession of the negotiable instruments or certificated securities, if any, evidencing such Eligible Investments.  No Eligible Investment shall be disposed of prior to its maturity.  On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount and the balance, if any, shall be deposited into the Collection Account for application as Available Series 2005-1 Finance Charge Collections on the following Distribution Date.  For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(c)                      On each Transfer Date with respect to the Accumulation Period prior to the Class A Expected Final Payment Date and the first Transfer Date with respect to the Early Amortization Period, the Servicer shall calculate the “Reserve Draw Amount” which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Accumulation Period or the first Transfer Date with respect to the Early Amortization Period.

(d)                     In the event that for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the written instructions of the Servicer), deposited into the Collection Account and included in Available Series 2005-1 Finance Charge Collections for such Transfer Date.

(e)                      In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account on and prior to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and apply as Excess Finance Charge Collections, an amount equal to such Reserve Account Surplus.

(f)                        Upon the earliest to occur of (i) the first Transfer Date with respect to the Early Amortization Period and (ii) the Class A Expected Final Payment Date, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account and apply as Available Series 2005-1 Finance Charge Collections, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

ARTICLE V

DISTRIBUTIONS AND REPORTS TO SERIES 2005-1
CERTIFICATEHOLDER

Section 5.1                                                Distributions.

(a)                      On each Distribution Date, the Paying Agent shall distribute to the Collateral Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) the amounts that are available on such Distribution Date to make payments pursuant to subsections 4.6(a)(i), 4.6(a)(v), 4.6(a)(vii) and 4.6(a)(viii) of this Series Supplement.

(b)                     On each Distribution Date during the Revolving Period, on the Class A Expected Final Payment Date and each Distribution Date thereafter, and on each Distribution Date during an Early Amortization Period, the Paying Agent shall distribute to the Collateral Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) the amounts that are available in the Principal Funding Account and the Collection Account on such date to pay principal of the Collateral Certificate pursuant to this Series Supplement up to a maximum amount on any such date equal to the Invested Amount on such date; provided that the principal amounts payable during the Revolving Period shall be limited to amounts available under subsection 4.6(b) in connection with a reduction in the Invested Amount.

(c)                      The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.6, 10.1 and 12.2 of the Agreement and Section 8.1.

(d)                     Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to the Collateral Certificateholder hereunder shall be made by wire transfers in immediately available funds to the account specified by such Holder; provided that if no account is so specified, such payments shall be made by check mailed to such Holder at such Collateral Certificateholder’s address appearing in the Certificate Register without presentation or surrender of any Collateral Certificate or the making of any notation thereon; provided, however, that the final payment in retirement of the Collateral Certificate will be made only upon presentation and surrender of the Collateral Certificate at the offices specified in the notice of such final distribution delivered by the Trustee pursuant to Section 12.2 of the Agreement.

(e)                      Notwithstanding anything in this Series Supplement to the contrary, the Paying Agent need not distribute to the Collateral Certificateholder, by deposit into the Note Distribution Account (as defined in the Indenture) or otherwise, any amounts distributable under this Section 5.1 and allocable under the Indenture to the Depositor (as defined in the Indenture), as a holder of Subordinated Interests or the owner of the beneficial interest in the Owner Trust, but may pay such amounts directly to the Depositor, which amounts so paid shall be deemed to have been paid to the Collateral Certificateholder as provided above.

Section 5.2                                                Reports and Statements to Collateral Certificateholder.

(a)                      On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Collateral Certificateholder a statement substantially in the form of Exhibit B prepared by the Servicer.

(b)                     Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent and each Rating Agency (i) statements substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C.

(c)                      On or before January 31 of each calendar year, beginning with calendar year 2006, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Collateral Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Collateral Certificateholder, as set forth in paragraph (a) or (b) above, as applicable, aggregated for such calendar year or the applicable portion thereof during which such Person was a Collateral Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI

EARLY AMORTIZATION EVENTS

Section 6.1                                                Series 2005-1 Early Amortization Events.

If any one of the following events shall occur with respect to the Collateral Certificate:

(a)                      failure on the part of (i) Target National Bank duly to observe or perform in any material respect any covenants or agreements of Target National Bank set forth in the Bank Purchase Agreement, (ii) TCC duly to observe or perform in any material respect any covenants or agreements of TCC set forth in the Receivables Purchase Agreement or (iii) the Transferor (A) to make any payment or deposit required to be made by the Transferor by the terms of (I) the Agreement or (II) this Series Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, (B) to perform in all material respects the Transferor’s covenant not to sell, pledge, assign, or transfer to any Person, or grant any impermissible lien on, any Receivable, or (C) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure under clause (i), (ii) or (iii) has a material adverse effect on the Collateral Certificateholder and which continues unremedied for a period of

60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Collateral Certificateholder;

(b)                     any representation or warranty made by Target National Bank in the Bank Purchase Agreement, TCC in the Receivables Purchase Agreement or the Transferor in the Agreement or this Series Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Collateral Certificateholder, and (ii) as a result of which the interests of the Collateral Certificateholder are materially and adversely affected; provided, however, that a Series 2005-1 Early Amortization Event pursuant to this subsection 6.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable during such period in accordance with the provisions of the Agreement;

(c)                      the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods;

(d)                     a failure by TCC or the Transferor to make an Addition within five Business Days after the Series 2005-1 Required Designation Date;

(e)                      any Servicer Default shall occur which would have a material adverse effect on the Collateral Certificateholder;

(f)                        the outstanding principal balance of the Class A Notes is not paid in full on the Class A Expected Final Payment Date; or

(g)                     an Event of Default and the acceleration of the Class A Notes pursuant to the Indenture;

then, the Trustee shall within five days publish a notice of such early amortization event and in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, the Collateral Certificateholder evidencing undivided interests aggregating more than 50% of the Invested Amount by notice then given in writing to the Trustee, the Transferor and the Servicer may declare that an early amortization event (a “Series 2005-1 Early Amortization Event”) has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f) or (g), a Series 2005-1 Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Collateral Certificateholder immediately upon the occurrence of such event.  The Trustee shall provide to the Transferor a copy of any notice received from any Collateral Certificateholder and the Transferor shall provide to Target National Bank or TCC, as applicable, a copy of any notice received from the Trustee or any Collateral Certificateholder under subparagraphs (a) and (b) above if such notice shall relate to a covenant, agreement, representation or warranty by Target National Bank or TCC, respectively.

ARTICLE VII

OPTIONAL TERMINATION; SERIES TERMINATION;
SALE OF SUBORDINATED INTERESTS

Section 7.1                                                Optional Termination.

The Collateral Certificate shall be subject to repurchase by the Transferor at its option on any Distribution Date on or after the Distribution Date on which the outstanding principal amount of the Class A Notes is reduced to an amount less than or equal to 10% of the highest outstanding principal amount of the Class A Notes at any time.  The deposit to the Collection Account required in connection with any such repurchase and final distribution shall be equal to the outstanding principal balance of the Collateral Certificate plus any accrued and unpaid interest payable to the Collateral Certificateholder for further payment to Noteholders through the day prior to the Distribution Date on which the repurchase occurs determined as set forth in subsections 4.6(a)(i) and 4.6(a)(v).

Section 7.2                                                Series 2005-1 Termination.

(a)                      If, on the second Distribution Date prior to the Legal Maturity Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within 45 days, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in the amount specified in subsection 12.2(c) of the Agreement.  Such bids shall require that such sale shall (subject to subsection 7.2(b)) occur on the Legal Maturity Date.  The Transferor shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

(b)                     The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Legal Maturity Date to the bidder who made the highest cash purchase offer.  The proceeds of any such sale shall be treated as Collections on the Receivables and deposited in the Collection Account to be allocated to the Collateral Certificateholder pursuant to the Agreement and this Series Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables.  During the period from the second Distribution Date prior to the Legal Maturity Date to the Legal Maturity Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and this Series Supplement.

Section 7.3                                                Special Reduction of the Invested Amount.

(a)                      The Invested Amount may be reduced during the Revolving Period by distributing Collections of Principal Receivables to the Collateral Certificateholder in accordance with subsection 4.6(b); provided that (i) the Rating Agency Condition shall have been satisfied with respect to such reduction and (ii) the Transferor shall have delivered to the Trustee an Officer’s Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Commencement Date to occur.

(b)                     Pursuant to Section 2.8 of the Indenture, the Owner Trust or the Transferor, as depositor of the Owner Trust, may, from time to time, surrender for cancellation Class A Notes and Subordinated Interests acquired by it for its own account by whatever means.  Whenever any Class A Notes or Subordinated Interests are so delivered for cancellation and are cancelled in accordance with the Indenture, the Invested Amount and the Collateral Certificate principal balance shall each be reduced by the aggregate principal amount of Class A Notes and Subordinated Interests so cancelled.  The Transferor shall notify the Trustee whenever Class A Notes or Subordinated Interests are so delivered for cancellation under the Indenture.

ARTICLE VIII

FINAL DISTRIBUTION

Section 8.1                                                Sale of Receivables or Collateral Certificateholder’s Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Series Supplement.

(a)                      The amount to be paid by the Transferor with respect to Series 2005-1 in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.6 of the Agreement or a repurchase of the Collateral Certificateholder’s Interest pursuant to Section 10.1 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

(b)                     With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or to subsection 8.1(a) or any amounts allocable to the Collateral Certificateholder’s Interest deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 10:00 a.m., New York City time, on the applicable Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:  (i) (x) the Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Collateral Certificateholder and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Collateral Certificateholder on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Collateral Certificateholder on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Collateral Certificateholder, and (z) an amount equal to the sum of (A) Subordinated Monthly Interest for such Distribution Date, (B) any Subordinated Monthly Interest previously due but not distributed to the Collateral Certificateholder on a prior Distribution Date and (C) the amount of Subordinated Additional Interest, if any, for such Distribution Date and any Subordinated Additional Interest previously due but not distributed to the Collateral Certificateholder on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Collateral Certificateholder, (ii) any other amounts payable pursuant to subsection 4.6(a) shall be paid in accordance therewith and (iii) the balance, if any, will be distributed to the Holder of the Transferor Certificate.

(c)                      Notwithstanding anything to the contrary in this Series Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Collateral Certificateholder shall be deemed distributed in full to the Collateral Certificateholder on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1                                                Legend on Collateral Certificate.

Each Collateral Certificate will bear a legend or legends substantially in the following form:

EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V) ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT AND RELATED SUPPLEMENT REFERRED TO HEREIN.

Each Collateral Certificateholder by virtue of its beneficial interest in the Collateral Certificate shall be deemed to have made the representations and warranties stated in such legend.

Section 9.2                                                Ratification of Agreement.

As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 9.3                                                Counterparts.

This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 9.4                                                Required Additions to Series 2005-1.

In addition to the requirements set forth in subsection 2.9(a) of the Agreement, if, as of the close of business on any Business Day on which pursuant to Section 3.2, the Servicer is performing daily testing, either (x) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount on such Business Day or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance on such Business Day, the Transferor shall, on or prior to the close of business on the 10th Business Day following such Business Day (the “Series 2005-1 Required Designation Date”), unless the Transferor Amount (excluding the interest represented by any Supplemental Certificate) equals or exceeds the Required Retained Transferor Amount or the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after such Business Day and prior to the Series 2005-1 Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Series 2005-1 Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) as of the close of business on the Addition Date is at least equal to the Required Retained Transferor Amount on such date and the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance on such date.  The failure of any condition set forth in subsections 2.9(c) or (d) of the Agreement, as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of the Agreement; provided, further, that any such failure which has not been timely cured will nevertheless result in the occurrence of a Series 2005-1 Early Amortization Event.

Section 9.5                                                Transfer of the Collateral Certificate.

After the Closing Date, the Collateral Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Trustee of (i) a Tax Opinion and (ii) a transferee representation letter (substantially in the form of Exhibit D).

Section 9.6                                                Jurisdiction; Service.

Solely with respect to the Agreement (as supplemented hereby and as further amended, modified or supplemented from time to time) and the transactions and other matters contemplated thereby or relating thereto, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  For purposes of implementing the parties’ foregoing agreement to appoint and maintain an agent for service of process in the State of Delaware solely in respect of the Agreement and the transactions and other matters contemplated thereby or relating thereto, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

Section 9.7                                             GOVERNING LAW.

THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.8                                                Article 8.

The Collateral Certificate shall be a security governed by Article 8 of the Delaware Uniform Commercial Code, as amended from time to time and the Uniform Commercial Code of any other applicable jurisdiction that currently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  The foregoing declaration shall not be amended, modified, revoked or otherwise changed during the effectiveness of this Agreement without the prior written consent of the Collateral Certificateholder.

Section 9.9                                                No Petition.

The Transferor, the Servicer and the Trustee, by entering into this Series Supplement, and each Collateral Certificateholder, by accepting the Collateral Certificate, hereby covenant and agree that they will not at any time institute against the Trust or the Owner Trust, or join in any institution against the Trust or the Owner Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Collateral Certificate, the Agreement or this Series Supplement.

Section 9.10                                          Instructions in Writing.

All instructions or other communications given by the Servicer or any other person to the Trustee pursuant to this Series Supplement shall be in writing.

Section 9.11                                          Adjustments.

Any adjustment to the amount of Receivables and Principal Receivables pursuant to Section 3.9 of the Agreement shall be made within two Business Days of the Business Day on which such adjustment obligation arises.

Section 9.12                                          Eligible Investments.

In addition to the Eligible Investments identified in Section 1.1 of the Agreement, amounts held in the accounts established for the benefit of the Collateral Certificateholder may be invested in investments in money market funds having, at the time of the Trust’s investment, a rating in the highest rating category from each Rating Agency or otherwise approved in writing by each Rating Agency.  In order to qualify as an “Eligible Investment,” each type of investment described in clauses (b), (c), (d) and (f) of the definition of “Eligible Investments” in Section 1.1 of the Agreement must be rated “A-1+” by Standard & Poor’s.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES CORPORATION,
Transferor

By:
Name:
Title:

TARGET NATIONAL BANK,
Servicer

By:
Name:
Title:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Trustee

By:
Name:
Title:

Series 2005-1 Supplement

Signature Page

Exhibit A

FORM OF COLLATERAL CERTIFICATE

REGISTERED	$

No.	CUSIP NO.

EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V) ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT AND RELATED SUPPLEMENT REFERRED TO HEREIN.

TARGET CREDIT CARD MASTER TRUST

COLLATERAL CERTIFICATE

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open-end credit card accounts generated or to be generated by Target National Bank (“Target National Bank” or the “Servicer”) and other assets and interests constituting the Trust under the Agreement described below.

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Not an interest in or a recourse obligation of Target Corporation, Target National Bank, Target Capital Corporation or Target Receivables Corporation or any affiliate of any of them.

This Investor Certificate certifies that Target Credit Card Owner Trust 2005-1 (the “Certificateholder”) is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the “Trust”) issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the “Pooling and Servicing Agreement,” such term to include any amendment thereto), by and among Target Receivables Corporation, as Transferor (the “Transferor”), Target National Bank, as the Servicer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Series 2005-1 Supplement, dated as of November    , 2005 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.  The Pooling and Servicing Agreement, as supplemented by the Series  Supplement, is herein referred to as the “Agreement.”  The corpus of the Trust consists of all of the Transferor’s right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

Although a summary of certain provisions of the Agreement is set forth below, this Investor Certificate is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  This Certificate is a duly authorized Investor Certificate entitled “Collateral Certificate” (the “Collateral Certificate”), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts allocated to the Collateral Certificate at the times and in the amounts specified in the Agreement and to be deposited in the Collection Account, the Principal Funding Account and the Reserve Account or paid to the Collateral Certificateholder.

The aggregate interest represented by the Collateral Certificate at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Invested Amount at such time.  As of the Closing Date, the Initial Invested Amount is $[961,538,462].

The Invested Amount on any date of determination will be an amount equal to the sum of (a) the Initial Invested Amount, plus (b) the amount of any increase in the principal amount of the Collateral Certificate after the Closing Date, plus (c) the sum of the aggregate amounts allocated with respect to the reimbursement of Investor Charge-Offs and available on all prior Distribution Dates for the purpose of reinstating amounts reduced pursuant to clause (e) below, minus (d) the aggregate amount of principal payments made to the Collateral Certificateholder prior to such date, minus (e) the aggregate amount of Investor Charge-Offs for all prior Distribution Dates, and minus (f) the amount of any reduction in the Invested Amount as

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a result of the purchase by the Transferor and subsequent cancellation of a portion of the Collateral Certificate.

The Transferor will retain an undivided interest in the Trust pursuant to the Agreement.  The Transferor’s Interest is the interest in the Principal Receivables not represented by any of the Investor Certificates or Participations issued by the Trust.  The Transferor’s Interest may be exchanged by the Transferor pursuant to the Agreement for a newly issued Series of Investor Certificates and a reduced Transferor’s Interest upon the conditions set forth in the Agreement.

Beginning on December 27, 2005 and on each Distribution Date thereafter, the Trustee shall distribute to the Collateral Certificateholder of record as of the last Business Day of the calendar month preceding such Distribution Date such amounts as are payable pursuant to the Agreement.   The Series 2005-1 Termination Date is the earlier to occur of (i) the day on which the Invested Amount is reduced to zero, and (ii) the Legal Maturity Date.  Principal with respect to the Collateral Certificate will be paid under the circumstances described in the Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Collateral Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

This Collateral Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that currently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Collateral Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the Transferor has caused this Collateral Certificate to be duly executed under its official seal.

TARGET RECEIVABLES CORPORATION

By:
Name:
Title:

Dated:	,

CERTIFICATE OF AUTHENTICATION

This is the Collateral Certificate of Target Credit Card Master Trust, Series 2005-1 referred to in the within-mentioned Agreement.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name:
Title:

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Exhibit B

FORM OF MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT

[To Come]

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Exhibit C

FORM OF MONTHLY SERVICER’S CERTIFICATE

TARGET NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

The undersigned, a duly authorized representative of Target National Bank, as Servicer (“Target National Bank” or the “Servicer”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 2005-1 Supplement (as amended and supplemented, the “Series Supplement”), dated as of November [    ], 2005, by and among Target National Bank, Target Receivables Corporation and Wells Fargo Bank, National Association, does hereby certify as follows:

1.  Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.  Target National Bank is, as of the date hereof, the Servicer under the Agreement.

3.  The undersigned is a Servicing Officer.

4.  This Certificate relates to the Distribution Date occurring on                    ,        (the “                 Distribution Date”).

5.  As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert “None.”]

6.  As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Commencement Date occurred on or prior to such Distribution Date.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this        day of                         .

TARGET NATIONAL BANK,
as Servicer

By:
Name:
Title:

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Exhibit D

FORM OF TRANSFEREE REPRESENTATION LETTER

[DATE]

Target Receivables Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403

Wells Fargo Bank, National Association

6th & Marquette, MAC N9311-161

Minneapolis, Minnesota  55479

Re:  Target Credit Card Master Trust, Series 2005-1

Ladies and Gentlemen:

In connection with the proposed purchase of $[                    ] in principal amount of the Target Credit Card Master Trust, Series 2005-1 Collateral Certificate (the “Collateral Certificate”), the undersigned (the “Purchaser”) confirms in this letter (the “Transferee Representation Letter”) that:

I.                                         The Purchaser has received such information and documentation as the Purchaser deems necessary in order to make its investment decision.  The Purchaser understands that such information and documentation speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

II.                                     The Purchaser agrees to be bound by the restrictions and conditions relating to the Collateral Certificate set forth in the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the “Pooling and Servicing Agreement,” such term to include any amendment thereto), by and among Target Receivables Corporation, as Transferor (the “Transferor”), Target National Bank, as the Servicer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Series 2005-1 Supplement, dated as of November [   ], 2005 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.  The Pooling and Servicing Agreement, as supplemented by the Series Supplement, is herein referred to as the “Agreement.”  The Purchaser agrees to be bound by, and not to reoffer, resell, pledge or otherwise transfer (any such act, a “Transfer”) the Collateral Certificate except in compliance with such restrictions and conditions including but not limited to those in Section 9.5 of the Series Supplement.

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III.                                 The Purchaser agrees that the Collateral Certificate may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and other applicable laws and only (i) to the Transferor or (ii) to a limited number of institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and in a transaction exempt from the registration requirements of the Securities Act (upon delivery of the documentation required by the Pooling and Servicing Agreement and, if the Trustee so requires, an opinion of counsel satisfactory to the Trustee).

IV.                                 The Purchaser certifies that this Transferee Representation Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

V.                                     The Purchaser is, for federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Collateral Certificate may constitute unrelated business taxable income, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) either (x) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (y) a trust for which a valid election has been made to be treated as a United States person.  The Purchaser will furnish to the Person from whom it is acquiring any interest in the Collateral Certificate, the Servicer and the Indenture Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Indenture Trustee.

VI.                                 The Purchaser has not acquired and it will not Transfer any interest in the Collateral Certificate, or cause an interest in the Collateral Certificate to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.  In addition, (i) the Purchaser is not and will not become (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as the Purchaser holds an interest in the Collateral Certificate, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”) or (ii) that if the Purchaser (or, if the assignee is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as the Purchaser (or, if the Purchaser is a DRE, its owner) is a Flow-Thru Entity and the Purchaser holds an interest in the Collateral Certificate, not more than 50% of the value of any interests in the

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Purchaser (or, if the Purchaser is a DRE, its owner) will be attributable to interests in the Trust held by the Purchaser.  The opinion of tax counsel to the effect that the Trust will not be treated as an association or as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the Purchaser’s certifications described in this paragraph.

VII.                             The Purchaser understands that a subsequent Transfer of the Collateral Certificate will be void if such Transfer would cause the number of Targeted Holders (as defined in the Series Supplement) to exceed ninety-five.

VIII.                         The Purchaser understands that the opinion of tax counsel that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs V and VI.

IX.                                The Purchaser is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Collateral Certificate, and the Purchaser and any account for which the Purchaser is acting are each able to bear the economic risk of its investment.

X.                                    The Purchaser is acquiring the Collateral Certificate purchased by it for its own account or for a single account (each of which is an institutional accredited investor) as to which the Purchaser exercises sole investment discretion.

XI.                                The Purchaser represents and warrants for the benefit of Target Receivables Corporation and the Trustee that such Purchaser is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) a Governmental Plan, as defined in section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a Plan’s investment in the entity or (v) a Person investing “plan assets” of any such Plan (including for purposes of clauses (iv) and (v) any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended).

XII.                            The Purchaser understands that any purported Transfer of any portion of the Collateral Certificate in contravention of the restrictions and conditions in paragraphs I through XI above (including any violation of the representation in paragraph V by an investor who continues to hold an interest in the Collateral Certificate occurring any time after the Transfer in which it acquired such Collateral Certificate) shall be null and void and the purported Purchaser shall not be recognized by the Trust or any other person as a Collateral Certificateholder for any purpose.

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XIII.                        The Purchaser further understands that, on any proposed resale, pledge or transfer of the Collateral Certificate, the Purchaser will be required to furnish to the Trustee and the Transfer Agent and Registrar, such certifications and other information as the Trustee or the Transfer Agent and Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Collateral Certificate and the Agreement pursuant to which the Collateral Certificate was issued and the Purchaser agrees that if the Purchaser determines to Transfer the Collateral Certificate, the Purchaser will cause its proposed Purchaser to provide the Transferor, the Servicer and the Trustee with a letter substantially in the form of this Transferee Representation Letter.  The Purchaser further understands that the Collateral Certificate purchased by it will bear a legend to the foregoing effect.

XIV.                        The person signing this Transferee Representation Letter on behalf of the ultimate beneficial purchaser of the Collateral Certificate has been duly authorized by such beneficial purchaser of the Collateral Certificate to do so.

You are entitled to rely upon this Transferee Representation Letter and are irrevocably authorized to produce this Transferee Representation Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Full Legal Name of Purchaser]

By:
Name:
Title:

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